                                   AGREEMENT

     1. For Redemption of Joint Venture Interest and Retirement of Joint Venture Partner;
     2.   For Dissolution, Winding up Affairs, and Termination of Joint Venture;
     3.   For Assignment of Software Licenses;
     4.   for Assignment of Lease.

     This Agreement ("Agreement") is made, entered into and effective as of April 1, 1994, by and between VIS, Inc., ("VIS"), Pacific Volt Information Systems, also known as "PacVis" ("JV"), Pacific Bell Directory (Directory), PBD Holdings (PBD), Volt Information Sciences, Inc. (Volt), and Volt Orangaca Real Estate Corp. (Landlord). Directory is the parent of PBD, and Volt is the parent of VIS. Directory and Volt are made parties to this Agreement for the purpose of consenting to the terms and conditions of this Agreement. Landlord is the landlord under the lease mentioned in Section 12 of this Agreement and is made a party to this Agreement for the purpose of agreeing to the language in Section 12 of this Agreement assigning the lease and recognizing the lease as continuing in full force and effect with PBD as the new tenant.

     VIS and PBD entered into a Joint Venture Agreement on the 12th day of December 1986 ("JVA") which created JV, a prepress joint venture. Any language in the JVA inconsistent with the terms and conditions of this Agreement is hereby amended and superseded by this Agreement to the extent of any inconsistency.

     In consideration of the mutual promises and covenants hereinafter set forth, the undersigned, and each of them, hereby agree as follows:

     1(a) Effective April 1, 1994, JV hereby redeems from VIS and VIS hereby sells and assigns to JV all of VIS's right, title and interest in JV and in all of JV's assets, including, without limitation, licenses and leases, customer lists, trademarks, trade names, copyrights, contracts, furniture, fixtures, money, and supplies. As consideration for the above redemption and assignment, JV will compensate VIS in the following manner:

     Payment from JV to VIS for its 50%
     interest in JV, excluding
     goodwill of JV                        $6,612,306

     An additional payment by JV to VIS, which
     shall be treated as a "guaranteed payment"
     under Section 736 of the Internal Revenue
     Code                                  $9,769,655

     (b) JV will use best efforts to make payment as soon as possible on or after April 1, 1994, but in no event later than April 10, 1994.

     (c) The redemption shall constitute a final distribution of the assets of JV and, upon the filing of a notice of dissolution by PBD, a conclusion of the winding up of its affairs, and termination of JV.

     (d) From and after the effective date of the termination of JV, all software licensed by the parties to JV or otherwise utilized for use by or on behalf of JV shall be assigned to and





                                       2.

licenses for use by PBD, its remaining owner, and by PBD's successors in interest, upon the same terms and conditions as set forth in the software license agreements covering the software licensed to JV, except that said licenses shall be and hereby are amended to be perpetual and irrevocable, and any language in said agreements which would otherwise prevent the assignments set forth in this section is of no further force or effect.

     2. Effective as of the date of redemption, except for the matters covered by Section 12 hereof, the parties to this Agreement, on behalf of themselves, their past and present parent corporations, subsidiaries, affiliates, divisions, groups, agents, representatives, directors, officers, employees, attorneys, successors in interest and assigns, (hereinafter "affiliates"), and each of them, do hereby terminate all rights and obligations under the JVA and do hereby relieve, release and forever discharge the other and its affiliates, to and from any and all claims, rights, debts, liabilities, including fiduciary responsibilities, demands, obligations, promises, acts, agreements, costs, expenses (including, without limitation, attorney's fees), damages, actions and causes of action of whatever kind or nature, whether now known or unknown, including liabilities of every kind or nature whatsoever which the parties and all related persons and/or entities have or have had or claim to have had, or hereafter in the future may have or claim to have





                                       3.

or assert against the other, which arise out of or are in any manner whatsoever directly or indirectly connected with or related to the JVA or JV described above.

    3. The parties accept the above-described consideration in full accord and satisfaction for the matters released herein.

    4. Effective as of the date of redemption, except for the matters covered by section 12 hereof, each party, for itself and its affiliates, agrees that it shall forever refrain and forbear from commencing, instituting or participating in, either as a named or unnamed party, any lawsuit, action or other proceeding against the other and/or the affiliates of the other, whether brought by one of the parties to this Agreement or any person, party or entity on behalf of any of the parties to this Agreement, based on or arising out of any of the claims, events, transactions or matters related to the JVA or JV, and, except for the matters covered by Section 12 hereof, each party, for itself and its affiliates, hereby waives any rights it might have at law or in equity to obtain an accounting or a court-supervised winding up, to maintain an action in partition of property, or to otherwise interfere in any way with the process of winding up and termination contemplated by this Agreement.

    5. The parties acknowledge that, as to the claims, events, transactions or matters mentioned or referenced herein, no representation or promise not expressly contained in this



                                      4.

Agreement has been made to any party or to its affiliates, and further acknowledge that no party or affiliate is entering into this Agreement on the basis of any other promise or representation, express or implied.

    6. The parties, for themselves and for their affiliates, agree and mutually represent that, effective as of the date of the redemption, as to the matters mentioned or referenced herein, except for the matters covered by
Section 12 hereof, this Agreement is intended to be a general release of all claims by each party and/or its affiliates against each party and/or its affiliates, and, effective as of the date of redemption, each party, for itself and its affiliates, waives, to the fullest extent possible, all rights each may have under Section 1542 of the California Civil Code, which states as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

    7. The parties acknowledge that this Agreement may affect the settlement of claims that are denied and contested, and that nothing contained herein may or shall be construed as an admission against any party.

    8. Each of the parties hereby respectively acknowledges that said party has been represented by and has relied upon counsel of said party's own choice throughout all of the



                                      5.

negotiations which preceded the execution of this Agreement, and that said party has read this Agreement, has had its contents fully explained by such counsel, and is fully aware of and understands all of its terms and the tax and legal consequences thereof. Each of the parties hereby acknowledges that the other party, and any agent or attorney of the other party, has not made any promise, representation or warranty whatsoever, express or implied, to induce said party to execute this Agreement, and acknowledges that said party has not authorized the execution of this Agreement in reliance on any such promise, representation or warranty not contained herein.

    9. Each party agrees to use its best efforts to obtain all governmental and regulatory approvals necessary or helpful to effectuate this Agreement according to its terms.

    10. This Agreement shall be construed in accordance with the domestic laws of the State of California.

    11. a. Before resorting to litigation, the parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between executives of the parties before resorting to litigation.

         b. If a controversy or claim should arise, William Shaw on behalf of VIS and Richard K. Van Allen on behalf of PBD, and on behalf of the JV or its successor in interest, or their respective successors in the positions they now hold with Volt



                                      6.

and Directory, respectively, (herein called the "senior executives") will meet in California at least once, and will attempt to resolve the matter. Either senior executive may request the other to meet within 14 days, at a mutually agreed time and place.

         c. If the matter has not been resolved within 30 days of the meeting of the senior executives (which period may be extended by mutual agreement), the parties will attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

         d. If the matter has not been resolved pursuant to the aforesaid mediation procedure within 60 days of the commencement of such procedure (which period may be extended by mutual agreement), either party may initiate litigation upon 10 days written notice to the other party, or the parties may agree to settle the controversy by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be conducted by three arbitrators, of whom each party shall appoint one. The appointed arbitrators shall jointly select the third (neutral) arbitrator. If they fail to agree on the third arbitrator, either party may ask the Presiding Judge of the Superior Court in San Francisco to select the third arbitrator.





                                       7.

The arbitration shall be governed in accordance with California law. The arbitration shall be held in San Francisco, California, and shall be conducted on a confidential basis. The arbitrators' award shall be supported by law and substantial evidence, and judgement upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

    12. The provisions of Sections 8A and 12 of the JVA shall be deemed repeated herein as if fully set forth and shall survive the termination of the JV and shall remain binding on VIS and its successors in interest for the period of time necessary to resolve with any taxing authority (federal, state, local and foreign) any and all matters regarding the taxation of JV.

         Each party signing this Agreement represents and warrants to each of the other parties signing this agreement that, except as stated in JV books as of the date of redemption, (a) the party has not incurred any obligation or liability on behalf of or as apparent agent of JV or the other parties, or for which the party or any other parties may be charged, or for which the party intends to claim refund or reimbursement from JV, and (b) the party has not received, discharged, or transferred any credit, money, property, or other assets of JV. Each party further represents and warrants to each other party that it has not done or failed to do anything to incur any obligation or liability owing by JV other than obligations and liabilities





                                       8.

incurred pursuant to actions authorized by the terms and conditions of the JVA.

         Notwithstanding any other provision of this Agreement, VIS and its successors in interest shall remain liable for one-half of any tax deficiency that may now exist or may hereafter arise out of JV activities through February 28, 1994 which is not shown as accrued or as to which no reserve has been created on the books of the JV at that date. For this purpose, the term "tax" includes, but is not limited to, federal and state income, property, sales, and excise taxes. The term "deficiency" includes taxes, interest, and penalties. The term "PacVis activities" includes formation, operation, and dissolution of the JV.

         Notwithstanding any other provision of this Agreement, the lease between Landlord and Volt Fletcher Building Corp. as landlords (the last mentioned corporation having since been merged with Landlord) and JV as tenant, dated as of December 12, 1986 as amended by a lease amendment dated September 10, 1987, (collectively, "lease"), shall remain in full force and effect, and, effective April 1, 1994, the tenant's interest under the lease is hereby assigned by JV to PBD, as successor in interest to JV. PBD accepts such assignment and shall be tenant under the lease from and after April 1, 1994. Landlord consents to such assignment and agrees to recognize PBD as tenant under the lease.





                                       9.

          Notwithstanding any other provision of this Agreement, liabilities of JV to third parties existing as of the date of redemption, except for the tax liabilities mentioned above in this section, and except for any liabilities resulting from any breach by VIS or Volt of any warranty or representation set forth in this section, shall be assumed by PBD, as successor in interest of JV, and PBD shall indemnify and hold harmless VIS from and against such assumed liabilities.

          Notwithstanding any other provision of this Agreement, from and after the date of redemption and filing of notice of dissolution, JV shall be deemed dissolved and PBD, as successor in interest of JV, shall be sole owner of the business and its assets with the unencumbered right to operate the business for its own benefit. From and after March 1, 1994, PBD shall be entitled to all profits and distributions from JV. PBD may continue to use the names Pacific Volt Information Systems and PacVis in connection with the operations of the business, up to and including December 31, 1996. Each party to this Agreement and its successors in interest shall cooperate fully with each of the other parties to this Agreement and their respective successors in interest so as to allow PBD and its successors in interest to continue to operate the business, provided, however, that the party seeking such cooperation shall reimburse the party





                                      10.

providing such cooperation for its reasonable expenses attributable to the provision of such cooperation.

     13. Each party to this Agreement hereby agrees to execute and deliver such instruments and take such other actions as any of the other parties to this Agreement may reasonably require in order to carry out the intent of the Agreement and the transactions contemplated hereby.

     14. Each person signing this Agreement on behalf of each party to this Agreement warrants that he or she is authorized to sign this Agreement for and on behalf of the party represented by the signature of such person, and that no further approvals by or on behalf of such party are required to make this Agreement effective and binding on such party.

     15. All notices or other communications hereunder between the parties to this Agreement or any of them shall be deemed to have been duly given when made in writing and delivered in person, addressed as set forth below, to the party to which a notice or communication is addressed or when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, and addressed to the party intended by the sender to receive the notice or communication at the address set forth below for each recipient intended to receive such notice:





                                      11.

VIS, Inc.                                  PACIFIC VOLT INFORMATION SYSTEMS

1133 Avenue of the Americas                c/o Pacific Bell Directory
19th Floor                                 101 Spear Street, Suite 202
New York, NY 10036                         San Francisco, CA 94105

Attention: William Shaw                    Attention: Richard K. Van Allen

VOLT INFORMATION SCIENCES, INC.            PACIFIC BELL DIRECTORY

1133 Avenue of the Americas                101 Spear Street, Suite 202
19th Floor                                 San Francisco, CA 94105
New York, NY 10036

Attention: William Shaw                    Attention: Richard K. Van Allen

VOLT ORANGECA REAL ESTATE CORP.            PBD HOLDINGS

1133 Avenue of the Americas                101 Spear Street, Suite 202
19th Floor                                 San Francisco, CA 94105
New York, NY 10036

Attention: William Shaw                    Attention: Richard K. Van Allen


The address to which notices or communications may be given to any party may be changed by written notice given by such party to the other parties pursuant to this section.





                                      12.

     IN WITNESS WHEREOF, this Agreement is entered into, made effective and executed by the parties hereto as of April 1, 1994.


VIS, INC.                                          PACIFIC VOLT INFORMATION SYSTEMS

By:    /s/ William Shaw                            By:    /s/ R.K. Van Allen
   ------------------------------------               -----------------------------------
Title:  PRESIDENT                                  Title:  MANAGEMENT COMMITTEE MEMBER
      ---------------------------------                  --------------------------------


                                                   By:  /s/ William Shaw
                                                      -----------------------------------
                                                   Title:  MANAGEMENT COMMITTEE MEMBER
                                                         --------------------------------

VOLT INFORMATION SCIENCES, INC.                    PACIFIC BELL DIRECTORY

By:    /s/ William Shaw                            By:    /s/ R.K. Van Allen
   ------------------------------------               -----------------------------------
Title:  PRESIDENT                                  Title:  PRESIDENT & CEO
      ---------------------------------                  --------------------------------

VOLT ORANGECA REAL ESTATE CORP.                    PBD HOLDINGS

By:    /s/ William Shaw                            By:    /s/ R.K. Van Allen
   ------------------------------------               -----------------------------------
Title:  PRESIDENT                                  Title:  PRESIDENT & CEO
      ---------------------------------                  --------------------------------





                                      13.